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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2004 (March 15, 2004)

GTC BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-21794 (Commission File Number)	04-3186494 (IRS Employer Identification No.)
175 CROSSING BOULEVARD FRAMINGHAM, MASSACHUSETTS 01702 (Address of Principal Executive Offices) (Zip Code)

(508) 620-9700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On March 16, 2004, GTC Biotherapeutics, Inc. ("GTC" or the "Company") announced a public offering of 6,395,298 shares of its common stock directly to selected institutional investors at a price of $2.35 per share, for gross proceeds of $15 million before deducting placement agent fees and estimated costs associated with this offering. The shares were offered under the Company's effective shelf registration statement on Form S-3 (File 333-111464). SG Cowen Securities Corporation and Rodman & Renshaw, LLC served as placement agents for the transaction.

        The Company expects to use the net proceeds from the financing for general corporate purposes, including support of the Company's ongoing clinical trials and operations.

        A copy of the Placement Agent Agreement and related press release dated March 16, 2004 are filed herewith as Exhibits 1.1 and 99.1, respectively. Also filed herewith as Exhibit 5.2 is the opinion of Palmer & Dodge LLP relating to the validity of the shares to be issued in the offering.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

1.1	Placement Agent Agreement by and among the Company, SG Cowen Securities Corporation and Rodman & Renshaw, LLC, dated as of March 15, 2004.
5.2	Opinion of Palmer & Dodge LLP.
23.3	Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5.2).
99.1	Press Release of the Company dated March 16, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.
Date: March 16, 2004	By:	/s/ JOHN B. GREEN John B. Green Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agent Agreement by and among the Company, SG Cowen Securities Corporation and Rodman & Renshaw, LLC, dated as of March 15, 2004.
5.2	Opinion of Palmer & Dodge LLP.
23.3	Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5.2).
99.1	Press Release of the Company dated March 16, 2004.

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SIGNATURES
EXHIBIT INDEX